EXHIBIT 5.1

ATTORNEYS AT LAW 100 N Tampa St, suite 2700 Tampa, Fl 33602 813.229.2300 TEL 813.221.4210 FAX www.foley.com

February 26, 2025

Innovative Industrial Properties, Inc.

1389 Center Drive, Suite 200

Park City, Utah 84098

Ladies and Gentlemen:

We have acted as counsel to Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), and IIP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), in connection with (i) the sale, from time to time, of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) and shares of 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), with an aggregate offering price of up to $500,000,000 (the “Shares”) pursuant to the terms of those certain Equity Distribution Agreements, each dated as of May 24, 2024, as amended on February 26, 2025 (collectively, the “Distribution Agreements”), by and among the Company and the Operating Partnership, and each of BTIG, LLC, Jefferies LLC, Piper Sandler & Co., and Roth Capital Partners, LLC, as sales agents for the Company (in such capacity, the “Agents”), and each of Jefferies LLC and Piper Sandler Financial Products II Inc., as forward sellers or forward purchasers (in such capacities, the “Forward Sellers” and the “Forward Purchasers,”, respectively) and (ii) those certain Master Confirmations for Issuer Share Forward Sale Transactions, each dated as of May 24, 2024 (collectively, the “Master Forward Confirmations”), by and among the Company, the Operating Partnership, and each Forward Purchaser. The Shares are included in a registration statement on Form S-3 filed under the Securities Act of 1933, as amended (the “1933 Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2025 (Registration No. 333-285148) (the “Registration Statement”), and are being offered pursuant to a prospectus dated February 21, 2025 (the “Base Prospectus”) and a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the 1933 Act on February 26, 2025 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

A.	1. The Second Articles of Amendment and Restatement of the Company, as amended on June 3, 2020 (the “Charter”), which include the Articles Supplementary setting forth the authorized shares of Series A Preferred Stock filed with the Department of Assessments and Taxation of the State of Maryland on May 23, 2024 (the “Articles Supplementary”);

February 26, 2025

2.       The Third Amended and Restated Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

3.       Resolutions adopted by the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company (the “Resolutions”);

4.       The Prospectus and the Registration Statement;

5.       A certificate of the State Department of Assessments and Taxation of Maryland as to the good standing of the Company, dated as of a recent date;

6.       Executed copies of the Distribution Agreements and Forward Master Confirmations;

7.       A certificate executed by an officer of the Company, dated as of the date hereof; and

8.       Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or another person, was legally competent to do so, and that each of the parties executing any of the Documents have duly and validly done so.

2.       Each individual executing any of the Documents on behalf of a party (other than the Company) was duly authorized to do so.

3.       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

4.       The Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of shares of stock of the Company contained in Section 5.7 of the Charter.

5.       The Company will issue the Shares in accordance with the Resolutions and, prior to the issuance of any Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Series A Preferred Stock, as applicable. As of the date hereof, the Company has available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock and Series A Preferred Stock for the issuance of the Shares.

February 26, 2025

6.       The aggregate gross sales price for the Shares issued pursuant to the Equity Distribution Agreements will not exceed $500,000,000.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, limitations and qualifications stated herein, and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the issuance of the Shares has been duly authorized and when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, or certificates representing the Shares have been manually signed by an authorized officer of the transfer agent and registrar therefor, upon issuance, delivery and payment therefor (not less than par value) in the circumstances contemplated by the Distribution Agreements, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited solely to the Maryland General Corporation Law, as amended, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules, or regulations. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof (and its incorporation by reference into the Registration Statement) and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP